EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2017-C39 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

LNR Partners, LLC, as Special Servicer prior to May 6, 2020, Argentic Services Company LP, as Special Servicer on and after May 6, 2020, Wilmington Trust, National Association, as Trustee, Trimont Real Estate Advisors, LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, AEGON USA Realty Advisors, LLC, as Special Servicer for the 245 Park Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 245 Park Avenue Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the 245 Park Avenue Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 245 Park Avenue Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 245 Park Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the iStar Leased Fee Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the iStar Leased Fee Portfolio Mortgage Loan prior to May 6, 2020, Argentic Services Company LP, as Special Servicer for the iStar Leased Fee Portfolio Mortgage Loan on and after May 6, 2020, Trimont Real Estate Advisors, LLC, as Operating Advisor for the iStar Leased Fee Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Yeshiva University Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Yeshiva University Portfolio Mortgage Loan prior to May 6, 2020, Argentic Services Company LP, as Special Servicer for the Yeshiva University Portfolio Mortgage Loan on and after May 6, 2020, Trimont Real Estate Advisors, LLC, as Operating Advisor for the Yeshiva University Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Del Amo Fashion Center Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor by merger to SunTrust Bank, as Special Servicer for the Del Amo Fashion Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Del Amo Fashion Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Del Amo Fashion Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Marble Hall Gardens Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Marble Hall Gardens Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Marble Hall Gardens Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Marble Hall Gardens Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Marble Hall Gardens Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Starwood Capital Group Hotel Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Starwood Capital Group Hotel Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Starwood Capital Group Hotel Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Two Independence Square Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Two Independence Square Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Two Independence Square Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the First Stamford Place Mortgage Loan, Wilmington Trust, National Association, as Trustee for the First Stamford Place Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the First Stamford Place Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the First Stamford Place Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the First Stamford Place Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Long Island Prime Portfolio - Uniondale Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Long Island Prime Portfolio - Uniondale Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Long Island Prime Portfolio - Uniondale Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Long Island Prime Portfolio - Uniondale Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Long Island Prime Portfolio - Uniondale Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Lakeside Shopping Center Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Lakeside Shopping Center Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Lakeside Shopping Center Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the Lakeside Shopping Center Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Lakeside Shopping Center Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Lakeside Shopping Center Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the University Center Chicago Mortgage Loan, Wilmington Trust, National Association, as Trustee for the University Center Chicago Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the University Center Chicago Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the University Center Chicago Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the University Center Chicago Mortgage Loan, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the Hilton Garden Inn Chicago/North Loop Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hilton Garden Inn Chicago/North Loop Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Hilton Garden Inn Chicago/North Loop Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Hilton Garden Inn Chicago/North Loop Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Hilton Garden Inn Chicago/North Loop Mortgage Loan.

Dated: March 26, 2021

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)